Filed pursuant to Rule 424(b)(7)

Registration No. 333-197428

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Shares, without par value (3)	17,061,079	$110.87	$1,891,561,828.73	$219,799.49

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low sales price of a share of the Registrant’s common stock, as reported by the New York Stock Exchange on June 15, 2015.
(2)	Calculated in accordance with Rules 456(b), 457(c) and 457(r) of the Securities Act.
(3)	Each common share includes one common share purchase right as described under “Description of Capital Stock” in the accompanying prospectus. No separate consideration will be received for the common share purchase rights.

PROSPECTUS SUPPLEMENT

(To prospectus dated July 15, 2014)

17,061,079 Shares

THE J. M. SMUCKER COMPANY

Common Shares

References in this prospectus supplement or the accompanying prospectus to the “Company,” “we,” “us” and “our” are to The J. M. Smucker Company and its consolidated subsidiaries unless otherwise specified or the context requires otherwise.

This prospectus supplement relates to the resale from time to time of up to 17,061,079 of our common shares, without par value, held by the selling shareholders identified in this prospectus supplement. We are not selling any of our common shares pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of our common shares offered by this prospectus supplement.

The selling shareholders or their successors may sell our common shares directly or alternatively through underwriters, broker-dealers or agents they select and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. If the shares are sold through underwriters, broker-dealers or agents, the selling shareholders or purchasers of the shares will be responsible for underwriting discounts or commissions and broker-dealers’ or agents’ commissions. The timing and amount of any sale is within the sole discretion of each selling shareholder, subject to certain restrictions. For more information regarding the sales of common shares by the selling shareholders pursuant to this prospectus supplement, please read “Plan of Distribution.” We will not receive any proceeds from the sale of the shares by the selling shareholders.

Our common shares are listed on the New York Stock Exchange under the symbol “SJM.” The last reported closing sale price of our common shares on the New York Stock Exchange on June 18, 2015 was $113.32 per share.

Investing in our securities involves risk. See “Risk Factors” on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 19, 2015.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell our common shares described in this prospectus supplement and in the accompanying prospectus in one or more offerings.

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained in this prospectus supplement or in the accompanying prospectus. Neither we nor the selling shareholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell our common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, regardless of the time of delivery of the prospectus supplement or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus supplement.

For investors outside of the United States, neither we nor the selling shareholders have done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement outside of the United States.

WHERE YOU CAN FIND MORE INFORMATION

AND INCORPORATION BY REFERENCE

This prospectus supplement is a part of the registration statement on Form S-3, which we filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549 and as described below. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portion of such documents that by statute, designation in such documents or otherwise are deemed to be furnished, rather than filed, under the applicable SEC rules or are not required to be incorporated herein by reference. We incorporate by reference the following information or documents that we have filed with the SEC (other than any portion of such documents that are deemed to be furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2014, filed with the SEC on June 23, 2014;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended July 31, 2014, filed with the SEC on August 27, 2014, fiscal quarter ended October 31, 2014, filed with the SEC on November 26, 2014, and fiscal quarter ended January 31, 2015, filed with the SEC on February 27, 2015;

•	our Current Reports on Form 8-K or 8-K/A filed with the SEC on June 4, 2014, August 7, 2014, August 15, 2014, December 5, 2014, February 4, 2015, February 9, 2015, February 24, 2015, March 2, 2015, March 3, 2015, March 9, 2015 (only Item 8.01), and March 23, 2015;

•	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 23, 2002, and all amendments and reports filed for the purpose of updating that description; and

•	the description of our rights to purchase preferred shares contained in our Registration Statement on Form 8-A filed with the SEC on May 21, 2009, and all amendments and reports filed for the purpose of updating that description.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

The J. M. Smucker Company

Attention: Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667

(330) 682-3000

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are not statements of historical fact. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s good-faith evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including, among others, those discussed in the section entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and in our subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. Specific factors that may affect performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include economic, business, competitive, market and regulatory conditions and the following:

•	the ability of the Company to successfully integrate acquired and merged businesses in a timely and cost-effective manner and retain key suppliers, customers, and employees;

•	the ability of the Company to achieve synergies and cost savings related to the Big Heart Pet Brands acquisition in the amounts and within the time frames currently anticipated;

•	the ability of the Company to generate sufficient cash flow to meet its deleveraging objectives within the time frames currently anticipated;

•	a change in outlook or downgrade in the Company’s public credit ratings by a rating agency below investment grade;

•	volatility of commodity markets from which raw materials, particularly green coffee beans, peanuts, soybean oil, wheat, milk, corn, sugar, poultry meal, and soybean meal, are procured and the related impact on costs;

•	risks associated with derivative and purchasing strategies employed by the Company to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact the Company’s liquidity;

•	crude oil price trends and their impact on transportation, energy, and packaging costs;

•	the availability of reliable transportation, which may be affected by the cost of fuel, regulations affecting the industry, labor shortages, service failures by third-party service providers, accidents, or natural disasters, on acceptable terms;

•	the ability to successfully implement and realize the full benefit of price changes that are intended to ultimately fully recover cost, including the competitive, retailer, and consumer response, and the impact of the timing of the price changes to profits and cash flow in a particular period;

•	the success and cost of introducing new products and the competitive response;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in the Company’s businesses;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	the impact of food security concerns involving either the Company’s or its competitors’ products;

•	the impact of accidents, extreme weather, and natural disasters, including crop failures and storm damage;

•	the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain raw materials, such as packaging for its Folgers® coffee products, and finished goods, such as K-Cup® pods, and the ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from these customers, or the bankruptcy of any such customer;

•	the timing and amount of capital expenditures and share repurchases;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	the impact of new or changes to existing governmental laws and regulations and their application;

•	the impact of future legal, regulatory, or market measures regarding climate change;

•	the outcome of current and future tax examinations, changes in tax laws, and other tax matters, and their related impact on the Company’s tax positions;

•	foreign currency and interest rate fluctuations;

•	political or economic disruption;

•	other factors affecting share prices and capital markets generally; and

•	risks related to other factors described under “Risk Factors” in this prospectus supplement and other reports and statements filed by the Company with the SEC, including our most recent Annual Report on Form 10-K for the year ended April 30, 2014 and in our subsequent Quarterly Reports on Form 10-Q and in other reports we file with the SEC in the future.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information contained in this prospectus supplement and the accompanying prospectus. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

You should read this prospectus supplement, the accompanying prospectus and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference herein. Please read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, and the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and in our subsequent Quarterly Reports on Form 10-Q and in other reports we file with the SEC in the future, before you decide to invest. In addition, this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Company

The J. M. Smucker Company was established in 1897 and was incorporated in Ohio in 1921. We operate principally in one industry, the manufacturing and marketing of branded food products on a worldwide basis, although the majority of our sales are in the United States. Our operations outside the United States are principally in Canada although products are exported to other countries as well. Sales outside the United States represented approximately 8 percent of our consolidated sales for fiscal 2014. Our branded food products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

The BAG Acquisition

On March 23, 2015, the Company completed its acquisition of Big Heart Pet Brands (“Big Heart Pet”) and its parent holding company, Blue Acquisition Group, Inc. (“BAG”), pursuant to that certain Agreement and Plan of Merger, dated as of February 3, 2015 (the “Merger Agreement”), by and among the Company, BAG, SPF Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, SPF Holdings II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and for the limited purposes set forth in the Merger Agreement, Blue Holdings I, L.P., the controlling stockholder of BAG (“Blue Holdings”). Pursuant to the terms of the Merger Agreement, the acquisition of BAG was effected by the way of two mergers (the “Mergers”) as a result of which the assets and liabilities of BAG are now held by a direct wholly owned subsidiary of the Company.

The aggregate consideration paid by the Company in respect of all shares of common stock, par value $0.01 per share, of BAG, and outstanding equity awards consisted of approximately $1.42 billion in cash (which was adjusted following the closing pursuant to the terms of the Merger Agreement), or approximately $1.24 billion on a net-of-cash basis, and approximately 17.9 million common shares of the Company, 17,061,079 shares of which were issued to the selling shareholders (the “Registrable Shares”) subject to the terms of the Shareholders Agreement, dated as of February 3, 2015, by and among the Company, Blue Holdings, Kohlberg Kravis Roberts & Co, L.P., Vestar Capital Partners, Centerview Capital Management LLC, AlpInvest US Holdings, LLC and certain of their affiliated investment funds (the “Shareholders Agreement”).

Big Heart Pet and its consolidated subsidiaries is a leading producer, distributor and marketer of premium quality, branded pet food and pet snacks in the United States, generating approximately $2.2 billion in net sales from continuing operations in fiscal 2014. Big Heart Pet’s pet food and pet snacks brands include well-known household brands such as Meow Mix®, Milk-Bone®, Kibbles ‘n Bits, 9Lives®, Natural Balance®, Pup-Peroni®, Gravy Train®, Nature’s Recipe®, Canine Carry Outs®, Milo’s Kitchen® and other brand names.

Selling Shareholders

In connection with the Mergers, we issued to the selling shareholders identified in this prospectus supplement 17,061,079 common shares of the Company in a private placement exempt from registration under the Securities Act, which we are registering for resale by them in accordance with the terms of the Shareholders Agreement and which are covered by this prospectus supplement and the accompanying prospectus. See “Selling Shareholders.”

Additional Information

Our principal executive offices are located at One Strawberry Lane, Orrville, Ohio 44667, our telephone number is (330) 682-3000, and our website is www.jmsmucker.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus supplement.

RISK FACTORS

Investing in our common shares may involve risks. You should carefully consider the following risk factors, together with all other information contained in this prospectus supplement or appearing or incorporated by reference in this prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended April 30, 2014, and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

The price of our common shares may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common shares may prevent you from being able to sell your common shares at or above the price you paid for your common shares. The market price for our common shares could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions that impact demand for our products and services;

•	future announcements concerning our business or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common shares;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation;

•	general market, economic and political conditions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	sales of common shares by us or members of our management team;

•	our ability to successfully integrate acquired and merged businesses in a timely and cost-effective manner and retain key suppliers, customers, and employees;

•	adverse resolution of new or pending litigation against us;

•	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events; and

•	the other factors described under “Forward Looking Statements” in this prospectus supplement.

Future sales or the possibility of future sales of a substantial amount of our common shares may depress the price of our common shares.

Future sales or the availability for sale of substantial amounts of our common shares in the public market could adversely affect the prevailing market price of our common shares and could impair our ability to raise capital through future sales of equity securities.

We may issue our common shares or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of our common shares, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. Subject to the terms of the Shareholders Agreement, we may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common shares or the effect, if any, that future issuances and sales of our common shares will have on the market price of our common shares. Sales of substantial amounts of our common shares (including our common shares issued in connection with an acquisition or investment), or the perception that such sales could occur, may adversely affect prevailing market prices for our common shares.

Ohio law and our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

Certain provisions of our amended articles of incorporation, our amended regulations, Ohio law and our shareholder rights plan, which are summarized in the prospectus, may have an antitakeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

SUMMARY OF THE UNDERLYING TRANSACTION

On March 23, 2015, the Company completed its acquisition of BAG pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, the acquisition of BAG was effected by the way of two mergers as a result of which the assets and liabilities of BAG are now held by a direct wholly owned subsidiary of the Company.

The aggregate consideration paid by the Company in respect of all shares of common stock, par value $0.01 per share, of BAG, and outstanding equity awards consisted of approximately $1.42 billion in cash (which was adjusted following the closing pursuant to the terms of the Merger Agreement), or approximately $1.24 billion on a net-of-cash basis, and approximately 17.9 million common shares of the Company. In connection with the Mergers, we issued to the selling shareholders identified in this prospectus supplement the Registrable Shares in a private placement exempt from registration under the Securities Act, which we are registering for resale by the selling shareholders and which are covered by this prospectus supplement and the accompanying prospectus. The remaining common shares of the Company issued in the Mergers were issued to current and former management and employees of BAG and Big Heart Pet in a private placement exempt from registration under the Securities Act and were previously registered for resale by the Company. We are registering the Registrable Shares in order to fulfill our obligation under the Shareholders Agreement. The Registrable Shares are subject to certain transfer restrictions pursuant to the Shareholders Agreement.

USE OF PROCEEDS

We will not receive any proceeds as a result of the sale of the Registrable Shares by the selling shareholders described in this prospectus supplement and the accompanying prospectus.

SELLING SHAREHOLDERS

As described above, on March 23, 2015, the Company completed its acquisition of BAG. In connection with the Mergers, we issued to the selling shareholders the Registrable Shares, which we are registering for resale by them and which are covered by this prospectus supplement and the accompanying prospectus. The information contained in the table below in respect of the selling shareholders (including the number of shares beneficially owned and the number of shares offered) has been obtained from the selling shareholders and has not been independently verified by us. The “selling shareholders” include the selling shareholder listed below and its pledgees, assignees, transferees, donees and successors-in-interest. We may amend or supplement this prospectus supplement from time to time in the future to update or change this list of selling shareholders and Registrable Shares which may be offered and sold to identify such pledgees, assignees, transferees, donees and other successors-in-interest. The registration of the Registrable Shares does not necessarily mean that the selling shareholders will sell all or any of the Registrable Shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of Registrable Shares is based upon the assumption that the selling shareholders will sell all of the Registrable Shares beneficially owned by them that are covered by this prospectus supplement and the accompanying prospectus. The ownership percentage indicated in the following table is based on 119,666,585 total outstanding Company common shares as of June 15, 2015.

Selling Shareholders (1)	Class	Number of Shares Beneficially Owned	Percent of Class	Number of Shares Offered	Number of Shares of Class Beneficially Owned After Sale	Percentage of Shares of Class Beneficially Owned After Sale
Blue Holdings I, L.P. (2)	Common shares	17,061,079	14.3%	17,061,079	0	0%

(1)	For information regarding certain material relationships between the selling shareholders and the Company, see “Entry into a Material Definitive Agreement—Shareholders Agreement” included in our Form 8-K filed with the SEC on February 4, 2015, which is incorporated by reference into this prospectus supplement.

(2)	Blue Holdings holds an aggregate of 17,061,079 of the Company common shares, over which Blue Holdings may be deemed to have sole voting power and sole dispositive power. Blue Holdings GP, LLC (“Blue Holdings GP”) (as the general partner of Blue Holdings) may be deemed to have voting and dispositive power over the Company common shares beneficially owned by Blue Holdings.

The Company, Blue Holdings, Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”), Centerview Capital Management LLC (“Centerview”) and AlpInvest US Holdings, LLC (“AlpInvest”) and certain of their respective affiliated investment funds are parties to the Shareholders Agreement, which sets forth certain governance arrangements and provides certain board observer rights and voting arrangements. Each of KKR 2006 Fund L.P., Vestar/Blue Investments I, L.P., and Centerview Capital, L.P. owns membership interests in Blue Holdings GP, the general partner of Blue Holdings, and has the right to appoint managers to the board of Blue Holdings GP. As a result of ownership by KKR 2006 Fund L.P., Vestar/Blue Investments I, L.P., Centerview Capital, L.P., and AlpInvest Partners Blue Co-Invest LLC and certain of their respective affiliates, of limited partner interests in Blue Holdings, each of KKR 2006 Fund L.P., Vestar/Blue Investments I, L.P., Centerview Capital, L.P., and AlpInvest Partners Blue Co-Invest LLC and certain of their respective affiliates may be deemed to beneficially own a portion of the Registrable Shares as further described in this footnote. As such, KKR 2006 Fund L.P., Vestar/Blue Investments I, L.P., Centerview Capital, L.P., and AlpInvest Partners Blue Co-Invest LLC and certain of their respective affiliates may each be deemed to be a member of a group exercising voting and investment control over the Company’s common shares held by Blue Holdings. However, such persons have made no admission that any of such persons are members of such a group.

The address of the principal business office of Blue Holdings and Blue Holdings GP is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019.

KKR 2006 Fund L.P. may be deemed to have sole voting power over 8,794,841 shares and sole dispositive power over 8,277,495 shares by virtue of its membership interests in Blue Holdings GP, and its limited partnership interests in Blue Holdings, which together provide it with the power to direct the voting and disposition of KKR 2006 Fund L.P.’s and certain of its affiliated investment funds’ pro rata portion of the Company common shares held by Blue Holdings, as well as the power to direct the vote of an additional number of shares attributable to another limited partner of Blue Holdings in certain cases. Each of KKR Associates 2006 L.P. (as the general partner of KKR 2006 Fund L.P.), KKR 2006 GP LLC (as the general partner of KKR Associates 2006 L.P.), KKR Fund Holdings L.P. (as the designated member of KKR 2006 GP LLC), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.), KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited), KKR Group Limited (as the general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the general partner of KKR & Co. L.P.) and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management LLC) may be deemed to have voting and dispositive power over the Company’s common shares beneficially owned by KKR 2006 Fund L.P., but disclaims beneficial ownership of such shares. KKR 2006 Fund L.P. and each such person expressly disclaim beneficial ownership with respect to any other Registrable Shares held by Blue Holdings.

The address of the principal business office of KKR 2006 Fund L.P., KKR Associates 2006 L.P., KKR 2006 GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address of the principal business office of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

Vestar/Blue Investments I L.P. may be deemed to have sole voting power over 4,103,004 shares and sole dispositive power over 3,861,650 shares by virtue of its membership interests in Blue Holdings GP, and its limited partnership interests in Blue Holdings, which together provide it with the power to direct the voting and disposition of its pro rata portion of the Company common shares held by Blue Holdings, as well as the power to direct the vote of an additional number of shares attributable to another limited partner of Blue Holdings in certain cases.

Each of Vestar Associates V, L.P. (as the general partner of Vestar/Blue Investments I L.P.), Vestar Managers V Ltd. (“VMV”) (as the general partner of Vestar Associates V, L.P.) and Mr. Daniel S. O’Connell (as the sole director of VMV) may be deemed to have voting and dispositive power over the Company common shares beneficially owned by Vestar/Blue Investments I L.P., but disclaims beneficial ownership of such shares. Vestar/Blue Investments I L.P. and each such person expressly disclaim beneficial ownership with respect to any other Registrable Shares held by Blue Holdings.

The address of the principal business office of Vestar/Blue Investments I L.P., Vestar Associates V, L.P., VMV and Mr. O’Connell is c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, New York 10167.

Centerview Capital, L.P. may be deemed to have sole voting power over 964,278 shares and sole dispositive power over 907,556 shares by virtue of its membership interests in Blue Holdings GP, and its limited partnership interests in Blue Holdings, which together provide it with the power to direct the voting and disposition of Centerview Capital, L.P.’s and certain of its affiliated investment funds’ pro rata portion of the Company common shares held by Blue Holdings, as well as the power to direct the vote of an additional number of shares attributable to another limited partner of Blue Holdings in certain cases. Each of Centerview Capital GP, L.P. (as the general partner of Centerview Capital, L.P.), Centerview Capital GP, LLC (as the general partner of Centerview Capital GP, L.P.) and Centerview Capital Holdings, LLC (as the sole member of Centerview Capital GP, LLC) may be deemed to have voting and dispositive power over the Company common shares beneficially owned by Centerview Capital, L.P., but disclaims beneficial ownership of such shares. Centerview Capital, L.P. and each such person expressly disclaim beneficial ownership with respect to any other Registrable Shares held by Blue Holdings.

The address of the principal business office of Centerview Capital, L.P., Centerview Capital GP, L.P., Centerview Capital GP, LLC and Centerview Capital Holdings, LLC is c/o Centerview Capital, 3 Greenwich Office Park, 2nd Floor, Greenwich, CT 06831.

AlpInvest Partners Blue Co-Invest LLC and AlpInvest US Holdings, LLC, its manager, may be deemed to have sole voting power over 3,198,956 shares and shared dispositive power over 3,010,781 shares by virtue of its limited partnership interests in Blue Holdings, which provide it with the power to direct the voting and disposition of its pro rata portion of the Company common shares held by Blue Holdings, as well as the power to direct the vote of an additional number of shares attributable to another limited partner of Blue Holdings in certain cases, however each such person expressly disclaims beneficial ownership with respect to any other Registrable Shares held by Blue Holdings.

The address of the principal business office of AlpInvest Partners Blue Co-Invest LLC and AlpInvest US Holdings, LLC is c/o AlpInvest US Holdings, LLC, 630 Fifth Avenue, 28th Floor, New York, N.Y. 10111.

PLAN OF DISTRIBUTION

The selling shareholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of each and any sale. Subject to the restrictions set forth in the Shareholders Agreement, the selling shareholders and any of their successors may, from time to time, sell any or all of the Registrable Shares beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents. A selling shareholder will be responsible for its portion of commissions charged by such broker-dealers or agents or underwriting discounts. The Registrable Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•	through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, each selling shareholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus supplement, or under a supplement to this prospectus supplement to include the pledgee, transferee or other successor-in-interest as selling shareholder under this prospectus supplement. The selling shareholders also may transfer the common shares in other circumstances, subject to the restrictions set forth in the Shareholders Agreement, in which case the pledgees, assignees, transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of the Registrable Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus supplement, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Registrable Shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.

Each selling shareholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the Registrable Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Registrable Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling shareholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Registrable Shares for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurance that the selling shareholders will sell any or all of the Registrable Shares registered pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

To the extent required, the number of our common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus supplement.

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common shares in the market and to the activities of the selling shareholders and their affiliates. The foregoing may affect the marketability of our common shares. In addition, to the extent applicable we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer or underwriter that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

We are not aware at this time of any plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of Registrable Shares by the selling shareholders.

We will pay all expenses incident to the filing of this prospectus supplement. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus supplement and the accompanying prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to use our reasonable best efforts to keep the registration of the Registrable Shares offered hereby continuously effective until the earlier of (i) five years after the date of this prospectus supplement, (ii) the date on which all Registrable Shares have been sold or cease to be “Registrable Securities” as defined in the Shareholders Agreement, and (iii) the termination of the Shareholders Agreement in accordance with its terms. Blue Holdings, the KKR Investors, the Vestar Investor and the Centerview Investors (each as defined in the Shareholders Agreement, and in each case to the extent such person holds Company common shares directly), with respect to the Company common shares held by such person, have certain registration rights under the Shareholders Agreement.

PROSPECTUS

THE J. M. SMUCKER COMPANY

Debt Securities

Common Shares

Serial Preferred Shares

Warrants

Units

J.M. SMUCKER LLC

THE FOLGERS COFFEE COMPANY

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more offerings, debt securities, common shares, serial preferred shares and warrants, as well as units that include any of these securities. We may also offer common shares or serial preferred shares upon conversion of debt securities, common shares upon conversion of serial preferred shares, or common shares, preferred shares or debt securities upon the exercise of warrants.

This prospectus also relates to guarantees of debt securities by the subsidiaries identified in this prospectus.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update or amend the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange under the symbol “SJM.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2014.

References in this prospectus to the “Company,” “we,” “us” and “our” are to The J. M. Smucker Company and its consolidated subsidiaries unless otherwise specified or the context requires otherwise. References in the prospectus to the “guarantors” or “subsidiary guarantors” are to J.M. Smucker LLC and The Folgers Coffee Company unless otherwise specified or the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration procedure. Under this shelf procedure, we and/or our selling security holders, as applicable, may sell the securities described in this prospectus.

The securities described above may be offered and sold in combination and in one or more offerings. Each time we offer and sell securities under the registration statement of which this prospectus is a part, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” in their entirety. They contain information that you should consider when making your investment decision.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of that document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC reference room mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of such documents that by statute, designation in such documents or otherwise are deemed to be furnished, rather than filed, under the applicable SEC rules or are not required to be incorporated herein by reference. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2014;

•	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 23, 2002, and all amendments and reports filed for the purpose of updating that description; and

•	the description of our rights to purchase preferred shares contained in our Registration Statement on Form 8-A filed with the SEC on May 21, 2009.

The information relating to us contained in this prospectus and any accompanying prospectus supplement should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

The J. M. Smucker Company

Attention: Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667 (330) 682-3000

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions, and beliefs concerning future events, conditions, plans, and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “plans,” and similar phrases.

Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, as such statements are by nature subject to risks, uncertainties, and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, those set forth under the caption “Risk Factors” in this prospectus and in our periodic reports under the Exchange Act, as amended, filed with the SEC, as well as the following:

•	volatility of commodity markets from which raw materials, particularly green coffee beans, peanuts, soybean oil, wheat, milk, corn, and sugar, are procured and the related impact on costs;

•	risks associated with derivative and purchasing strategies we employ to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact our liquidity;

•	crude oil price trends and their impact on transportation, energy, and packaging costs;

•	our ability to successfully implement and realize the full benefit of price changes that are intended to ultimately fully recover cost, including the competitive, retailer, and consumer response, and the impact of the timing of the price changes to profits and cash flow in a particular period;

•	the success and cost of introducing new products and the competitive response;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in our businesses;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	our ability to successfully integrate acquired and merged businesses in a timely and cost effective manner;

•	the impact of food security concerns involving either our products or our competitors’ products;

•	the impact of accidents, extreme weather, and natural disasters, including crop failures and storm damage;

•	the concentration of certain of our businesses with key customers and suppliers, including single-source suppliers of certain key raw materials, such as packaging for our Folgers® coffee products, and finished goods, such as K-Cup® packs, and our ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from such customers, or the bankruptcy of any such customer;

•	changes in consumer coffee preferences and other factors affecting our coffee businesses, which represent a substantial portion of our business;

•	a change in outlook or downgrade in our public credit ratings by a rating agency;

•	our ability to obtain any required financing on a timely basis and on acceptable terms;

•	the timing and amount of capital expenditures, share repurchases, and restructuring costs;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	the impact of new or changes to existing governmental laws and regulations and their application;

•	the impact of future legal, regulatory, or market measures regarding climate change;

•	the outcome of current and future tax examinations, changes in tax laws, and other tax matters, and their related impact on our tax positions;

•	foreign currency and interest rate fluctuations;

•	political or economic disruption;

•	other factors affecting share prices and capital markets generally; and

•	risks related to other factors described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information contained in this prospectus. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

You should read this prospectus, any accompanying prospectus supplement and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

THE COMPANY

The J. M. Smucker Company was established in 1897 and was incorporated in Ohio in 1921. We operate principally in one industry, the manufacturing and marketing of branded food products on a worldwide basis, although the majority of our sales are in the United States. Our operations outside the United States are principally in Canada although products are exported to other countries as well. Sales outside the United States represented approximately eight percent of our consolidated sales for fiscal 2014. Our branded food products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

Our principal executive offices are located at One Strawberry Lane, Orrville, Ohio 44667, and our telephone number is (330) 682-3000.

THE GUARANTORS

Any of the debt securities we issue may include guarantees by J.M. Smucker LLC and/or The Folgers Coffee Company. If so provided in a prospectus supplement, each of the guarantors named therein will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations described in such prospectus supplement.

RISK FACTORS

Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended April 30, 2014, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include, but are not limited to, repayments of outstanding debt, capital expenditures or working capital or for the funding of possible acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated. The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio, “Earnings” is income before income taxes plus fixed charges, less capitalized interest. “Fixed Charges” is interest expense plus capitalized interest and the portion of rental expense which is representative of interest expense. For purposes of this calculation, management estimates approximately one-third of rent expense is representative of interest expense.

Fiscal Year Ended April 30,
2014	2013	2012	2011	2010
9.1	7.8	7.6	8.9	9.7

DESCRIPTION OF CAPITAL STOCK

This section summarizes the terms of our capital stock. The following description of our capital stock is only a summary and does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation, which we refer to as our articles of incorporation, our amended regulations, which we refer to as our regulations, and the rights agreement with Computershare Trust Company, N.A. relating to our shareholder rights plan, each of which has been publicly filed with the SEC and is incorporated by reference. See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 306,000,000 shares, including:

•	300,000,000 common shares, without par value; and

•	6,000,000 serial preferred shares, without par value.

Common Shares

Our articles of incorporation permit the issuance of up to 300,000,000 common shares. This amount can be amended by our board of directors without shareholder approval, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Voting Rights

Our articles of incorporation provide that, except as set forth below, each outstanding common share entitles the holder to one vote on each matter properly submitted to the shareholders for their approval, including any vote or consent for the election or removal of our directors.

Notwithstanding the foregoing, holders of our outstanding common shares who have held their common shares for at least four years without a change in beneficial ownership are entitled to ten votes on each of the following matters properly submitted to the shareholders, to the extent those matters are required to be submitted to the shareholders under Ohio law, our articles of incorporation or our regulations, stock exchange rules, or are otherwise submitted or presented to our shareholders for their vote, consent, waiver or other action:

•	any matter that relates to or would result in our dissolution or liquidation, whether voluntary or involuntary, and whether pursuant to Section 1701.86 or 1701.91 of the Ohio Revised Code or otherwise;

•	the adoption of any amendment to our articles of incorporation or our regulations or the adoption of amended articles of incorporation, other than the adoption of any amendment or amended articles of incorporation that increases the number of votes to which holders of our common shares are entitled or expands the matters to which the time-phase voting provisions of our articles of incorporation apply;

•	any proposal or other action to be taken by our shareholders, whether or not proposed by our shareholders, and whether proposed by authority of our board of directors or otherwise, relating to our rights plan or any successor plan;

•	any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement;

•	adoption of any agreement or plan of or for the merger, consolidation or majority share acquisition of us or any of our subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate or the authorization of the lease, sale, exchange, transfer or other disposition of all, or substantially all, of our assets;

•	any matter submitted to our shareholders pursuant to Article Fifth (interested shareholder provision) or Article Seventh (control share provision) of our articles of incorporation, as they may be further amended, or any issuance of our common shares for which shareholder approval is required by applicable stock exchange rules; and

•	any matter relating to the issuance of our common shares or the repurchase of our common shares that our board of directors determines is required or appropriate to be submitted to our shareholders under Ohio law or applicable stock exchange rules.

Upon any change of beneficial ownership of our common shares, the new holder will be entitled to only one vote on the matters listed above until that holder has held the shares for four years without a further change in beneficial ownership. Furthermore, no holder of our common shares will be entitled to exercise more than one vote on any matter listed above if the aggregate voting power that holder otherwise would be entitled to exercise (disregarding the voting power of any holder on August 20, 1985 or acquired by the holder in a transaction not involving a change in beneficial ownership as determined pursuant to our articles of incorporation) would constitute one-fifth or more of our voting power and our common shareholders have not authorized the ownership of common shares by that holder as and to the extent contemplated by Article Seventh (control share provision) of our articles of incorporation.

Dividend Rights

Subject to the rights of holders of serial preferred shares, if any, holders of our common shares are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of us, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and holders of serial preferred shares, if any, our remaining assets are to be distributed ratably among the holders of common shares.

Preemptive Rights

Our shareholders will not have any preemptive rights to purchase or subscribe for shares of any class or any other security of ours.

Redemption Rights

Our common shares are not subject to redemption by us or by the holder of the common shares.

Conversion Rights

Our common shares are not convertible into shares of any other class or any other security of ours.

Repurchase

Under our articles of incorporation, we, by action of our board of directors and without action by our shareholders, may purchase our common shares in accordance with Ohio law. The board of directors may authorize such purchases to be made in the open market or through a private or public sale and at such price as our board of directors determines.

Liability to Further Calls or Assessments

Our outstanding common shares are, and any common shares issued will be, duly authorized, validly issued, fully paid and nonassessable.

Sinking Fund Provisions

Our common shares have no sinking fund provisions.

Serial Preferred Shares

Our articles of incorporation authorize 6,000,000 serial preferred shares. No serial preferred shares are currently issued and outstanding. Our board of directors has, however, established a series designated as Series A Junior Participating Preferred Shares and authorized 1,500,000 of such shares.

Our board of directors may establish and issue one or more series of serial preferred shares from time to time with such powers, preferences, rights, qualifications, limitations and restrictions that are permitted by our articles of incorporation, and as the board fixes by resolution, including:

•	dividend rights;

•	redemption rights and price;

•	sinking fund requirements;

•	voting rights;

•	conversion rights;

•	liquidation rights, preferences and price; and

•	restrictions on the issuance of shares of any class or series.

The rights of holders of our serial preferred shares will be subordinate to the rights of our general creditors. Serial preferred shares that we issue will be duly authorized and validly issued, fully paid and nonassessable. Holders of our serial preferred shares will not be entitled to preemptive rights unless specified in the applicable prospectus supplement. Holders of our common shares will not have preemptive rights to participate in any issuance of serial preferred shares.

Our board of directors believes that the serial preferred shares will provide flexibility for future financings and acquisitions by us. Although there currently are no plans to issue serial preferred shares, it is contemplated that from time to time we may consider transactions involving the issuance of serial preferred shares. Because our articles of incorporation give our board of directors flexibility in determining the terms of the serial preferred shares, our board of directors is able to issue serial preferred shares with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

The ability of our board of directors to issue serial preferred shares could enable it to render more difficult or discourage an attempt by another person or entity to obtain control of us. The serial preferred shares could be issued by our board of directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the serial preferred shares were convertible into our common shares, of a party attempting to obtain control of us.

Anti-Takeover Matters

Certain provisions of our articles of incorporation, our regulations, Ohio law and our shareholder rights plan, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Certain Provisions of Our Articles of Incorporation and Regulations

Advance Notice of Nominations and Shareholder Proposals. Our regulations provide that only business properly brought before annual or special meetings will be considered at the meeting. For annual meetings, the shareholder must have been a shareholder of record at the time notice was given for the annual meeting, been entitled to vote at the annual meeting and have given timely notice in writing to our corporate secretary of the business or nominations for election of directors to be considered at the meeting.

Our regulations require shareholders to provide notice of nominations of persons for election to the board of directors or other business no earlier than 120 days, nor later than 90 days, prior to the anniversary date of the prior year’s annual meeting (unless the annual meeting date is more than 30 days before or 60 days after the prior year’s annual meeting date, in which case our regulations provide for alternative notice deadlines).

The shareholder’s notice must set forth certain information about the shareholder, including:

•	Whether the shareholder is acting in his or her own capacity or on behalf of another person or entity;

•	Any interests that the shareholder has that are not shared generally by other shareholders and that could have influenced that shareholder’s decision to bring the business before the meeting;

•	The number of shares beneficially owned by the shareholder;

•	Any options or derivative instruments owned by the shareholder that derive their value directly or indirectly by reference to our stock;

•	Any proxies or other arrangements pursuant to which the shareholder has a right to vote shares of our stock;

•	Any short interest held by the shareholder in our stock;

•	Any other interests held by the shareholder that are directly or indirectly tied to the value of our stock;

•	Any interests that the shareholder may have in any contract with us or with a principal competitor;

•	Any litigation between the shareholder and us or our affiliates; and

•	Any transactions during the past 12 months between the shareholder and us or a principal competitor.

The notice must also include information concerning the business to be brought before the meeting, including a brief description of the shareholder’s proposal, including the reasons for the proposal, any material interest that the shareholder has in the proposal, and any agreements or understandings between the shareholder and any other person concerning the proposal.

In the event that the shareholder is proposing a nominee for election as a director, the notice must include all information about that person that would be required to be included in a proxy statement under the Securities and Exchange Commission’s proxy rules and a description of all material monetary arrangements and other material relationships between the shareholder and the nominee. The notice must be accompanied by the nominee’s completed Director Questionnaire, and the nominee’s representation that he or she will comply with our policies applicable to Directors and that he or she is not a party to any agreement as to how such person will vote on any matter presented to the board of directors that has not been disclosed to us or providing any compensation, expense reimbursement or indemnification arrangements that have not been disclosed to us.

Compliance with these provisions of the regulations will be the exclusive means for shareholders to make nominations or submit other business at the meeting (other than shareholder proposals submitted in conformity with Rule 14a-8 of the Securities Exchange Act of 1934, as amended).

Our regulations also extend similar advance notice requirements to proposals made in connection with special meetings of shareholders.

No Cumulative Voting. Holders of our common shares do not have cumulative voting rights.

Classified Board of Directors. Under our regulations, our board of directors is currently divided into three classes, with not fewer than three directors in each class. The classification of the board of directors will terminate at the annual meeting of the shareholders to be held in 2016. Our articles of incorporation provide that in an uncontested election of directors, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions will not be counted as votes cast for or against a candidate. If, however, our board of directors determines that the number of candidates in any one year exceeds the number of directors to be elected in that year, a plurality voting standard will apply and the candidates receiving the greatest number of votes will be elected.

Removal of Directors. Our directors may be removed, only for cause, by the affirmative vote of the holders of a majority of our voting power with respect to the election of directors.

Control Share Acquisitions

Our articles of incorporation provide for the opting out of Ohio’s control share acquisition law. We have, however, adopted similar provisions in our articles of incorporation requiring that notice and informational filings and special shareholder meetings and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” In general a control share acquisition is the acquisition, directly or indirectly, by any person of our shares that when added to all other shares of us in respect of which that person, directly or indirectly, may exercise or direct the exercise of voting power as provided in our articles of incorporation, would entitle the person, immediately after the acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors of a number of our outstanding shares (as distinguished from the number of votes to which the holder of the shares is entitled) within any of the following ranges:

•	one-fifth or more but less than one-third of outstanding shares;

•	one-third or more but less than a majority of outstanding shares; and

•	a majority or more of outstanding shares.

Assuming compliance with the notice and information filings, the proposed control share acquisition may be made only if both of the following occur:

•	shareholders who hold shares entitling them to vote in the election of directors authorize the acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of our voting power in the election of directors represented at the meeting in person or by proxy and a majority of the portion of the voting power excluding the voting power of interested shares represented at the meeting in person or by proxy; and

•	the acquisition is consummated, in accordance with the terms authorized, not later than 360 days following shareholder authorization of the control share acquisition.

In general, “interested shares” means shares of which any of the following persons may exercise or direct the exercise of our voting power in the election of directors:

•	the acquiring person;

•	any officer elected by the board of directors, except shares beneficially owned by such officer for four years or more;

•	any employee who is also a director, except shares beneficially owned by such employee for four years or more;

•	any person that acquires shares during the period beginning with the first public disclosure of the proposed control share acquisition and ending with the record date established for the special meeting, if either of the following applies:

•	the aggregate consideration paid by such person, and any persons acting in concert therewith, exceeds $250,000; or

•	the number of shares acquired by such person, and any persons acting in concert therewith, exceeds one-half of one percent (1/2%) of our outstanding shares entitled to vote on the election of directors; and

•	any person who transfers shares after the record date for the special meeting, if accompanied by voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee or otherwise.

Transactions with Interested Shareholders

We are subject to Chapter 1704 of the Ohio Revised Code, which generally prohibits certain business combinations and transactions with “interested shareholders” for a period of three years after (i) the interested shareholder acquired ten percent or more of the voting power of the corporation in the election of directors or (ii) at any time within the three years prior, such interested shareholder held ten percent of more of the voting power of the corporation in the election of directors, unless prior to the interested shareholder’s acquisition of ten percent or more of the corporation’s shares, the directors of the corporation approved the business combination or other transaction or the purchase of shares by the interested shareholder on the date the shareholder acquired ten percent or more of the corporation’s shares.

In general, subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that at least one of the following is satisfied:

•	prior to the date the interested shareholder acquired ten percent or more of the corporation’s shares, the board of directors approved the purchase of shares by the interested shareholder;

•	the transaction is approved, at a meeting held for that purpose, by the affirmative vote of the holders of shares of the corporation entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors, or of such different proportion as the articles of incorporation may provide, provided that the transaction is also approved by the affirmative vote of the holders of at least a majority of the disinterested shares; or

•	the transaction results in shareholders, other than the interested shareholder, receiving a fair price (as described in Chapter 1704) plus interest for their shares.

In addition, our articles of incorporation provide that any business combination between us and any person that beneficially owns more than 30% of our shares entitled to vote in the election of directors (or at any time owned more than 30% of our shares entitled to vote in the election of directors) must be approved by the affirmative vote of 85% of all shares entitled to vote in the election of directors. The 85% voting requirement is not applicable if:

•	the cash, or fair market value of other consideration, to be received per share by our common shareholders in the business combination is at least an amount equal to the highest per share price paid by the other entity in acquiring any of its holdings of our common shares plus the aggregate amount, if any, by which 5% per annum of the per share price exceeds the aggregate amount of all dividends paid in cash, in each case since the date on which the other entity acquired the 30% interest;

•	after the other entity has acquired a 30% interest and prior to the consummation of the business combination, (1) the other entity has taken steps to ensure that our board of directors included at all times representation by continuing directors proportionate to the shareholdings of the public holders of our common shares not affiliated with the other entity (with a continuing director to occupy any resulting fractional board position), (2) the other entity has not acquired any newly issued shares, directly or indirectly, from us (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata share dividend or share split) and (3) the other entity has not acquired any additional outstanding common shares or securities convertible into our common shares except as part of the transaction that resulted in the other entity’s acquiring its 30% interest;

•	the other entity has not (1) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by us or (2) made any major change in our business or equity capital structure without in either case the approval of at least a majority of all the directors and at least two-thirds of the continuing directors, in either case prior to the consummation of the business combination; and

•	a proxy statement responsive to the requirements of the Exchange Act has been mailed to our public shareholders for the purpose of soliciting shareholder approval of the business combination and contained at the front, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the business combination, from the point of view of our remaining public shareholders (the investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by us upon receipt of the opinion).

Continuing directors are directors elected by shareholders prior to the time when such entity acquired more than 5% of the shares entitled to vote in the election of directors, or a person recommended to succeed a continuing director or by a majority of continuing directors.

Rights Plan

Our shareholders are subject to our existing shareholders’ rights plan pursuant to a rights agreement between us and Computershare Trust Company, N.A., as rights agent, dated as of May 20, 2009. A summary of the material provisions of the rights plan is set forth below and is qualified by reference to the complete text of the rights plan, which has been filed with the SEC. The summary does not describe all of the terms of the rights plan. For more information on how to obtain a copy of the rights plan, see “Where You Can Find More Information.”

Our directors adopted the rights plan to protect our shareholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. In general terms, the rights plan imposes a significant penalty upon any person or group that acquires beneficial ownership of 10% or more of our outstanding common shares without the prior approval of our directors. A person or group that acquires beneficial ownership of a percentage of our common shares in excess of that threshold is called an “acquiring person.” Any rights held by an acquiring person are void and may not be exercised. The term “beneficial ownership” is defined in the rights plan and includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in common shares.

The Rights. Our directors authorized the issuance of one right per each outstanding common share on June 2, 2009. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a Series A Junior Participating Preferred Share for a purchase price of $140.00. Each fractional preferred share would give the shareholder approximately the same dividend, voting and liquidation rights as does one of our common shares. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of:

•	ten days after a public announcement by us that a person or group has become an acquiring person; and

•	ten business days (or a later date determined by our directors) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the distribution date, our common share certificates will also evidence the rights and will contain a notation to that effect. Any transfer of common shares prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common shares and be evidenced by right certificates, which we will mail to all holders of rights that have not become void.

Flip-In Event. After the distribution date, if a person or group already is or becomes an acquiring person, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase our common shares (or other securities or assets as determined by our directors) with a market value of two times the purchase price.

Flip-Over Event. After the distribution date, if a flip-in event has already occurred and we are acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Rights may be exercised to purchase our preferred shares only after the distribution date occurs and prior to the occurrence of a flip-in event as described above. A distribution date resulting from the commencement of a tender offer or exchange offer described in the second bullet point above could precede the occurrence of a flip-in event, in which case the rights could be exercised to purchase our preferred shares. A distribution date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a flip-in event, in which case the rights could be exercised to purchase common shares or other securities as described above.

Expiration. The rights will expire on the tenth anniversary of their distribution unless earlier redeemed or exchanged.

Redemption. Our board of directors may redeem all (but not less than all) of the rights for a redemption price of $0.001 per right (subject to adjustment) at any time before the later of the distribution date and the date of the first public announcement by us that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Exchange. After the later of the distribution date and the date of the first public announcement by us that a person or group has become an acquiring person, but before an acquiring person owns 50% or more of our outstanding common shares, our board of directors may exchange each right (other than rights that have become void) for one common share or an equivalent security.

Anti-Dilution Provisions. Our board of directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common shares. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the time rights cease to be redeemable, our board of directors may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.001 per right. At any time thereafter, our board of directors may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. The limitations on our board of directors’ ability to amend the rights plan does not affect our board of directors’ power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our directors determine in their sole discretion to be appropriate.

Mergers, Acquisitions, Share Purchases and Certain Other Transactions

The Ohio Revised Code requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation’s assets and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (but not less than a majority). Our articles of incorporation do not specify a voting power proportion different than that specified by Ohio law in connection with the approval of these transactions.

Amendments to Constituent Documents

Ohio law permits the adoption of amendments to articles of incorporation if those amendments are approved at a meeting held for that purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or a lesser, but not less than a majority, or greater vote as specified in the articles of incorporation. Our articles of incorporation specify that amendments relating to transactions with interested persons require the affirmative vote of the holders of 85% of the common shares entitled to vote in the election of directors, except that the 85% vote will not be required for any amendment to that provision recommended to our shareholders if the recommendation was approved by at least a majority of our directors and at least two-thirds of our continuing directors.

Ohio law permits adoption of amendments to regulations by an affirmative vote of the majority of shares entitled to vote or by written consent from holders of two-thirds of the shares entitled to vote or by written consent or vote of a greater or lesser proportion as provided in the articles of incorporation or regulations but not less than the majority of voting power. Our regulations may be amended by (1) our board of directors to the extent permitted by Ohio law or (2) our shareholders by the affirmative vote of a majority of our voting power at a meeting held for that purpose, or without a meeting by the affirmative written consent of two-thirds of our voting power.

Limitation of Liability of Directors and Officers

Our regulations provide that a director will be liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that the act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•	the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or our articles;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•	the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation.

Our regulations provide that a director will not be found to have violated his or her duties to the corporation as a director of the corporation in any action brought against the director unless it is proven by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our regulations specify various matters and constituencies that may be considered by a director in the discharge of his or her duties to the corporation as a director of the corporation.

Our regulations:

•	provide that we must indemnify any director or officer to the full extent permitted by Ohio law, as it exists or as it may in the future be amended to provide broader rights to indemnification;

•	permit us to indemnify employees or agents of ours to the extent authorized from time to time by our board of directors;

•	provide that the indemnification rights conferred in our regulations are contract rights and such rights will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators;

•	clarify the categories of expenses and liabilities as to which an indemnitee will be entitled to indemnification and provide that, except in the case of proceedings to enforce rights to indemnification, we will indemnify the indemnitee in connection with a proceeding initiated by the indemnitee only if authorized by our board of directors;

•	provide the indemnitee with a right to bring suit against us if a claim with respect to indemnification has not been paid within a specified period, and provide that if the indemnitee is successful in the lawsuit, the indemnitee will also be entitled to be paid the expense of prosecuting or defending the suit; and

•	establish certain procedures and presumptions with respect to the indemnitee’s right to indemnification.

Ohio law provides that a corporation must indemnify a person for expenses reasonably incurred successfully defending (on the merits or otherwise) an action, suit or proceeding (including certain derivative suits) brought against the person as a director, officer, employee or agent of the corporation. Further, a corporation may indemnify such persons for liability in such actions, suits or proceedings if the person acted in good faith in a matter believed to be in, or not opposed to, the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification may be made only if ordered by a court or authorized in a specific case upon the determination that the appropriate standard has been met by the majority of disinterested directors, an independent legal advisor or shareholders.

Transfer Agent and Registrar

Computershare Investor Services, LLC serves as the transfer agent and registrar for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the trading symbol “SJM.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus describes certain general terms and provisions of the debt securities and the guarantees. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities and any related guarantees in a supplement to this prospectus. The prospectus supplement will also indicate if any of the general terms and provisions described in this prospectus does not apply to a particular series of debt securities.

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, full and punctual payment, when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and any other payments due on the debt securities will be guaranteed, jointly and severally, fully, unconditionally and irrevocably, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same terms (except for the price to public, issue date, initial interest payment date, initial interest accrual date and amount of the first interest payment) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. The prospectus supplement relating to a series of debt securities being offered will describe the terms of such debt securities, including:

•	the title of the debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	whether and the extent that debt securities will be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount (and any limits in the aggregate principal amount of debt securities of that series) and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material U.S. federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

The debt securities will be our direct unsecured obligations and will rank equally and pari passu with all of our other unsecured and unsubordinated debt. The debt securities are our unsecured senior debt securities, but our assets include equity in our subsidiaries. As a result, our ability to make payments on the debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. Certain of our subsidiaries are guarantors under our senior revolving credit facility and our outstanding senior notes, and such subsidiaries may also guarantee one or more series of debt securities issued under the indenture. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless we or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. In addition, the debt securities will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean (unless otherwise specified in the applicable prospectus supplement with respect to such series):

(1) default in paying interest on the debt securities of that series when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities of that series when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due with respect to the debt securities of that series, and such default continues for a period of 30 days or more;

(4) default in the performance, or breach, of any covenant or warranty of the Company or any guarantor in the indenture applicable to that series (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) default under any agreement or instrument evidencing, or under which we or any restricted subsidiary has outstanding at the time, any indebtedness for money borrowed by us or a restricted subsidiary, which default or defaults, individually or in the aggregate, have resulted in the acceleration of any portion of such indebtedness having an aggregate principal amount equal to or in excess of $100 million;

(6) any guarantee with respect to the debt securities of such series ceases for any reason to be, or is asserted by us or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and any such guarantee;

(7) certain events of bankruptcy, insolvency, reorganization or similar proceedings with respect to the Company have occurred; or

(8) any other Events of Default set forth in the prospectus supplement with respect to the debt securities of such series.

If an Event of Default (other than an Event of Default specified in clause (7) with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (7) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived, if all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel have been paid and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default theretofore not cured in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity.

Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of the occurrence of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations (or those of any subsidiary guarantor) in the case of a merger or consolidation or transfer of all or substantially all of our assets (or those of a subsidiary guarantor) permitted under the indenture;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	evidence the addition of any subsidiary as a guarantor or the release of any guarantor and its obligations;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	provide for the issuance of any series of debt securities and to set the terms thereof;

•	add to the rights of the holders of any series of debt securities;

•	add any additional events of default in respect of the debt securities of any or all series;

•	maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount or any interest or premium payable thereon, or extend the fixed maturity or the stated payment date of any payment of premium or interest, of the debt securities;

•	alter or waive the redemption or repayment provisions of the debt securities;

•	change the method of computing the amount of principal of any debt security or any interest payable thereon on any date;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	reduce the requirements contained in the indenture for quorum or voting;

•	limit a holder’s right, if any, to repayment of debt securities at the holder’s option;

•	modify any of the foregoing requirements contained in the indenture or those related to waivers of default or compliance with covenants contained in the indenture except to increase the percentage required for any such waiver or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	except for releases in compliance with the terms of the indenture, amend or modify the terms of any of the guarantee provisions of the indenture in a manner adverse to the holders; or

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of the principal of any sinking or purchase fund or any analogous obligation or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Covenants

Limitation of Liens Applicable to Debt Securities

The indenture provides that with respect to debt securities, unless otherwise provided in a particular series of debt securities, we will not, and will not permit any of our restricted subsidiaries to, incur, assume or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the debt securities (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

•	liens on property, shares of stock or indebtedness (herein referred to as “property”) of any corporation or other entity existing at the time such corporation or other entity becomes a restricted subsidiary;

•	liens on property existing at the time of acquisition of such property by us or a restricted subsidiary or on property of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a restricted subsidiary, provided that such liens do not attach to or affect property theretofore owned by us or such restricted subsidiary;

•	liens to secure the payment of all or any part of the purchase price of the property subject to such liens, or liens consisting of the interests of lessors in property under capital leases of such property;

•	liens on property of a restricted subsidiary securing debt owed to us or to another restricted subsidiary;

•	liens existing at the date of the indenture;

•	liens in favor of the United States, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, or in favor of holders of securities issued by any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute (including specifically liens to secure industrial revenue bonds and similar debt);

•	liens on property (and improvements thereto) to secure any debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of such property if such debt is incurred prior to, at the time of or within one year after (or pursuant to a commitment obtained within one year after) the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

•	liens arising in connection with contracts with or made at the request of U.S. governmental entities;

•	mechanics’, materialmens’, carriers, growers’, producers’, farmers’ and similar liens arising in the ordinary course of business (including construction of facilities) in respect of obligations not due or being contested in good faith;

•	liens arising from deposits with or the giving of any form of security to any governmental authority required by law or governmental regulation as a condition to the transaction of business or exercise of any privilege, franchise or license;

•	liens for taxes, assessment or governmental charges or levies which, if delinquent, are being contested in good faith;

•	liens (including judgment liens) arising from legal proceedings;

•	liens incurred or deposits made in the ordinary course of business in connection with or to secure the performance of bids, tenders, leases or trade contracts (other than for the payment of debt) or to secure surety, appeal, indemnity, performance or other similar bonds;

•	liens of any depositary bank consisting of statutory, common law or contractual rights of setoff or recoupment with respect to any deposit account; or

•	any extension, renewal or replacement of these categories of liens, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal or replacement).

However, if the total amount of our debt and the debt of our restricted subsidiaries secured by liens that would otherwise be subject to the foregoing restriction and any attributable debt (as defined below and not including any debt permitted to be secured as per above) deemed to be debt subject to the provisions of this paragraph would not exceed 15% of our consolidated net tangible assets (as defined below) this requirement does not apply.

Sale and Leaseback. We will not enter, nor will we permit any restricted subsidiary to enter, into a sale and leaseback transaction of any principal property more than 120 days after our or such restricted subsidiary’s acquisition or completion of construction and commencement of full operation of such principal property (except for temporary leases for a term of not more than three years and except for leases between us and a restricted subsidiary or between restricted subsidiaries) unless:

(a) we or such restricted subsidiary would be entitled to incur, assume or guarantee debt secured by such principal property at least equal in amount to the attributable debt in respect of such transaction without equally and ratably securing the debt securities (provided that such attributable debt will thereupon be deemed to be debt subject to the provisions of the preceding paragraph), or (b) an amount in cash equal to such attributable debt is applied, within 120 days of the effective date of such transaction, to the non-mandatory retirement of our long-term unsubordinated debt or long-term unsubordinated debt of a restricted subsidiary.

Definitions. The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

The term “attributable debt” means the present value (discounted at the inherent interest rate as determined by us in good faith, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended).

The term “consolidated net tangible assets” means the total assets appearing on our latest consolidated balance sheet contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, filed with the SEC, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

The term “debt” means any indebtedness for money borrowed.

The term “subsidiary” means any corporation or other entity that is consolidated in our financial statements, any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries, and any other entity of which at least a majority of the voting interest under ordinary circumstances is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries.

The term “restricted subsidiary” means each guarantor and any other subsidiary:

•	substantially all of the property of which is located within the continental United States;

•	that owns a principal property; and

•	in which our investment exceeds 5% of our consolidated assets as shown on our latest quarterly financial statements.

However, the term “restricted subsidiary” does not include any subsidiary which is principally engaged in certain types of leasing and financing activities.

The term “principal property” means any manufacturing or processing plant or facility, warehouse, office facility or distribution center that is located within the continental United States. Our board of directors (or any duly authorized committee of our board of directors) by resolution may create an exception by declaring that a plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by us and our restricted subsidiaries as an entirety.

Consolidation, Merger or Sale of Assets

The indenture provides that we or any guarantor may consolidate or merge with or into, or convey or transfer all or substantially all of our properties and assets or the properties and assets of such guarantor, as the case may be, to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•

we or such guarantor, as the case may be, will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States or the District of Columbia and will expressly assume by a supplemental indenture our or such guarantor’s, as the case may be, obligations under the indenture and the debt securities or guarantees of debt securities, as the case may be;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel and an officers’ certificate, stating that such consolidation, merger, conveyance or transfer and any assumption complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor or acquiring entity will succeed to and be substituted for us or any guarantor, as the case may be, as obligor on the debt securities or guarantees of debt securities with the same effect as if it had been named in the indenture as obligor. As a result, we or such guarantor, as the case may be, will be released from all liabilities and obligations under the indenture, the debt securities or the guarantees of debt securities.

Unless otherwise provided in a particular series of debt securities, there are no other restrictive covenants contained in the indenture. The indenture does not contain any provision that will restrict us or any guarantor, as the case may be, from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we or such guarantor, as the case may be, must adhere. In addition, the indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee canceled or for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee canceled or for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due and any remaining rights to receive mandatory sinking fund payments;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “—Events of Default” above will no longer constitute an event of default for that series. Additionally, with limited exceptions, we would not have to comply with covenants applicable to such debt series (including without limitation those covenants relating to consolidation, merger or sale, limitation on liens, and sale and leaseback transactions).

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which will be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if debt securities are to be redeemed before the stated maturity date (other than from mandatory sinking fund payments or analogous payments), we have delivered satisfactory notice of redemption to the trustee;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with U.S. Bank National Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements, before the issuance of the related warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular warrant. We urge you to read the applicable prospectus supplements related to the particular warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

We may issue (either separately or together with other offered securities) warrants to purchase underlying debt securities, serial preferred shares, common shares or any combination thereof issued by us (“offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders of beneficial owners of warrants.

General

You should read the prospectus supplement for the material terms of the offered warrants, including the following:

•	the title and aggregate number of the warrants;

•	the title, rank, aggregate principal amount and terms of the underlying debt securities, serial preferred shares or common shares purchasable upon exercise of the warrants;

•	the principal amount of underlying debt securities, serial preferred shares or common shares that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and related securities will be separately transferable;

•	any optional redemption terms;

•	whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and

•	any other material terms of the warrants.

The prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration or transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Warrants

Each offered warrant will entitle the holder thereof to purchase the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.

Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof purchased upon exercise.

If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities, serial preferred shares, common shares or other combination thereof purchased upon exercise.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

No Rights as Holders of Underlying Debt Securities, Serial Preferred Shares or Common Shares

Before the warrants are exercised, holders of the warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities and dividends on the serial preferred shares, common shares or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying debt securities, serial preferred shares or common shares.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities and Guarantees” and “Description of Warrants” will apply to each unit and to any common shares, serial preferred shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, registrar, transfer agent, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depository will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depository will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived, and DTC requests physical certificates.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We and/or selling security holders, if applicable, may sell the securities, separately or together in units, in several ways, including:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

•	entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements of The J. M. Smucker Company for the year ended April 30, 2014 and the effectiveness of The J. M. Smucker Company’s internal control over financial reporting as of April 30, 2014 included in The J. M. Smucker Company’s 2014 Annual Report to Shareholders and incorporated by reference in The J. M. Smucker Company’s Annual Report on Form 10-K for the year ended April 30, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

17,061,079 Shares

THE J. M. SMUCKER COMPANY

Common Shares

PROSPECTUS SUPPLEMENT

June 19, 2015